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                                                                    EXHIBIT 5.01

                                  March 9, 2000


Broadbase Software, Inc.
172 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Broadbase Software, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about March 10, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,944,807 shares of the Company's common stock (the "STOCK"), of which:

                      (a) 511,625 shares are subject to issuance upon the exercise of options originally granted by Rubric, Inc., a Delaware corporation ("RUBRIC") under the Rubric 1997 Stock Option Plan;

                      (b) 50,178 shares are subject to issuance upon the exercise of non-plan options originally granted by Rubric (the "RUBRIC NON-PLAN OPTIONS");

                      (c) 902,504 shares are subject to issuance upon the exercise of options granted or to be granted under your 1999 Equity Incentive Plan, as adopted on July 2, 1999 (the "EQUITY INCENTIVE PLAN");

                      (d) 180,500 shares are subject to issuance upon the exercise of purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan, as adopted on July 2, 1999 (the "PURCHASE PLAN"); and

                      (e) 300,000 shares are subject to issuance upon the exercise of non-plan options granted by you (the "BROADBASE NON-PLAN OPTIONS").

The options referred to in clauses (a) and (b) above (the "ASSUMED OPTIONS") were assumed by the Company pursuant to the Agreement and Plan of Reorganization dated December 9, 1999 among the Company, Rubric and Bronco Acquisition Corp. (the "MERGER AGREEMENT").

               In rendering this opinion, we have examined the following.

               (1) the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on June 28, 1999; the Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on July 30, 1999; the Company's Certificate of Designation, as filed with the Delaware


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                        Secretary of State on September 10, 1999; and the
                        Company's Certificate of Retirement, as filed with the Delaware Secretary of State on November 3, 1999;

                (2) the Company's Bylaws, as adopted by the Company on June 28, 1999;

                (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

                (4) the prospectuses prepared in connection with the Registration Statement (each, a "PROSPECTUS");

                (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of your successor, BroadBase Information Systems, Inc., a California corporation ("BROADBASE CALIFORNIA"), that are in our possession;

                (6) the stock records for both the Company and Broadbase California that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated March 9, 2000, verifying the number of such issued and outstanding securities);

                (7)     the Merger Agreement;

                (8) the Equity Incentive Plan, the Purchase Plan and the Rubric 1997 Stock Option Plan, together with the related stock option and employee stock purchase agreements;

                (9) the stock option agreement entered into by Rubric in connection with the Rubric Non-Plan Options;

                (10) the stock option agreements entered into by the Company in connection with the Broadbase Non-Plan Options; and

                (11) a Management Certificate executed by the Company, addressed to us and dated of even date herewith, containing certain factual and other representations.

               In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also


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assumed that the certificates representing the Stock, when issued, will be properly signed by authorized officers of the Company or their agents.

               As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

               We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the states of California and Delaware.

               Based upon the foregoing, it is our opinion that the 1,944,807 shares of Stock that may be issued and sold by the Company upon the exercise of (i) the Assumed Options, (ii) stock options granted or to be granted under the Equity Incentive Plan, (iii) purchase rights granted or to be granted under the Purchase Plan, and (iv) the Broadbase Non-Plan Options, when issued, sold and delivered in accordance with the applicable plan and purchase agreements entered into or to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, each Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.


                                   Very truly yours,

                                   FENWICK & WEST LLP


                                   By:  /s/ DAVID K. MICHAELS
                                      -------------------------------
                                      David K. Michaels, a partner